EXHIBIT 23(B)


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 30, 1996 included in the 1995 Annual Report of Black Hills Corporation and incorporated by reference in Black Hills Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                                            ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
December 4, 1996